Exhibit 99(J)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 106 to Registration Statement No. 33-40682 on Form N-1A of our reports dated February 28, 2015 relating to the financial statements and financial highlights of certain portfolios constituting The Lazard Funds, Inc. (the “Fund”), listed in Appendix A, appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY

April 28, 2015

Appendix A

The Lazard Funds, Inc. Portfolios

Lazard US Corporate Income Portfolio
Lazard US Short Duration Fixed Income Portfolio
Lazard Global Fixed Income Portfolio
Lazard Capital Allocator Opportunistic Strategies Portfolio
Lazard Global Listed Infrastructure Portfolio
Lazard US Realty Income Portfolio
Lazard US Realty Equity Portfolio
Lazard Global Realty Equity Portfolio
Lazard Fundamental Long/Short Portfolio
Lazard Master Alternatives Portfolio
Lazard Enhanced Opportunities Portfolio
Lazard Emerging Markets Equity Portfolio
Lazard Emerging Markets Core Equity Portfolio
Lazard Developing Markets Equity Portfolio
Lazard Emerging Markets Equity Blend Portfolio
Lazard Emerging Markets Multi Asset Portfolio
Lazard Emerging Markets Debt Portfolio
Lazard Emerging Markets Income Portfolio
Lazard Explorer Total Return Portfolio
Lazard US Equity Concentrated Portfolio
Lazard US Strategic Equity Portfolio
Lazard US Small Cap Equity Growth Portfolio

Lazard US Mid Cap Equity Portfolio
Lazard US Small-Mid Cap Equity Portfolio
Lazard International Equity Portfolio
Lazard International Equity Concentrated Portfolio
Lazard International Equity Select Portfolio
Lazard International Strategic Equity Portfolio
Lazard International Small Cap Equity Portfolio
Lazard Global Equity Select Portfolio
Lazard Global Strategic Equity Portfolio